Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use, in this Registration Statement on Form S-1, of our report dated March 31, 2008, relating to the consolidated financial statements of China Valves Technology Inc. and Subsidiaries for the year ended December 31, 2007, included in this Amended No. 1 to Registration Statement on Form S-1 of China Valves Technology Inc.

We also consent to the reference to our firm under the caption “Experts” in such Amendment No. 1 to Registration Statement on Form S-1.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP
Walnut, California
December 24, 2008